Exhibit 99.1

Vonage’s First Quarter 2019 Results Powered by 31% Vonage Business GAAP Revenue Growth

First Quarter Highlights:

•	Vonage Business Revenues of $180 Million, a 31% GAAP increase

•	Business Service Revenues increased 37% GAAP or 23% adjusted, constant currency

•	API Platform Revenues increased 43% as reported or 42% adjusted, constant currency

•	Consolidated Revenues of $280 Million grew 10% GAAP

•	Loss from Operations of $3 Million and Adjusted OIBDA of $32 Million

HOLMDEL, N.J., May 8, 2019 -- Vonage Holdings Corp. (NYSE: VG), a global business cloud communications leader, today announced results for the quarter ended March 31, 2019.

“The first quarter reflects a solid start to the year, and I am proud of our team’s performance across several major initiatives. The execution of our strategy continues to improve, and Vonage is well positioned to deliver on our growth objectives for 2019 and beyond,” said Alan Masarek, Chief Executive Officer.

Mr. Masarek continued, “Our OneVonage programmable platform is resonating well with customers, and it enables us to serve the total addressable market across unified communications, contact center, and programmable APIs. By delivering these products with our own technology through an integrated platform, Vonage is capitalizing on the global demand trends for cloud communications, which we believe will drive attractive growth for years to come.”

First Quarter Business Segment Results

•	Vonage Business Revenues were $180 million, representing 64% of consolidated revenues and 31% GAAP growth.

•	Business Service Revenues were $159 million, for 37% GAAP growth.

•	Adjusted to include acquisitions for all periods and other one-time items, Vonage Business Service Revenues increased 20% year-over-year(1) or 23% in constant currency.

•	Applications Service Revenues grew 34% as reported and 13% adjusted or 13% adjusted, constant currency.

•	API Platform Revenues (which are all service revenues) grew 43% as reported and 34% adjusted or 42% adjusted, constant currency.

•	Business Service Revenue Per Customer was $408, up 24% from the year-ago quarter.

•	Business Service Revenue Churn was 1.2%, stable compared to the year-ago quarter.

First Quarter Consumer Segment Results

•	Consumer Revenues were $100 million, down 15% year-over-year, as planned.

•	Customer churn was 1.9%, flat compared to the year-ago quarter.

•	Average revenue per line ("ARPU") was $26.43, an increase of $0.15 compared to the year-ago quarter.

•	Ended the first quarter of 2019 with approximately 1.2 million Consumer subscriber lines.

Consolidated Income and Balance Sheet

For the first quarter of 2019, Vonage reported consolidated revenues of $280 million, up from $254 million in the year-ago quarter. Loss from operations was $3 million, versus income from operations of $18 million in the year-ago quarter. Operating Income was primarily impacted by the acquisitions of TokBox and NewVoiceMedia, which drove higher operating expense, depreciation and amortization and interest expense. GAAP net loss was $1 million, or $0.00 per share, down from net income of $25 million in the year-ago period, or $0.11 per share. First quarter adjusted net income(2) was $15 million or $0.06 per share, down from $31 million or $0.13 per share in the year-ago period.

For the first quarter, the Company generated Adjusted Operating Income Before Depreciation and Amortization ("Adjusted OIBDA")(3) of $32 million, and Adjusted OIBDA minus Capex(3) of $21 million. Net Cash from Operations was $3 million and Free Cash Flow(4) was $(8 million) for the quarter. This resulted in a net debt to Last Twelve Months Adjusted OIBDA ratio of 3.2 times, as of March 31, 2019.

Guidance

For the second quarter of 2019, Vonage expects the following:

•	Vonage Business Revenues in the range of $194 million to $196 million.

•	Consumer Revenues in the range of $96 million to $97 million.

•	Consolidated Adjusted OIBDA in the range of $35 million to $37 million, including approximately $2 million of deferred revenue write-down from the acquisition of NewVoiceMedia.

There is no change to the Company’s full-year 2019 guidance.

Conference Call and Webcast

The company will host a conference call to discuss its financial results for the first quarter of 2019 and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 891-8177. International callers should dial (412) 902-6756.

A live webcast of the conference call will be available on the Vonage Investor Relations website. A replay of the webcast will also be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088 for international callers and entering the passcode 10130875.

(1) This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP total business revenues and business service revenues.
(2) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.
(3) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.
(4) This is a non-GAAP financial measure. Refer below to Table 6 for a reconciliation to GAAP cash from operations.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(unaudited)	(unaudited)	(unaudited)
Statement of Operations Data:
Revenues	$279,541	$273,803	$253,573

Operating Expenses:
Cost of revenues (excluding depreciation and amortization of $9,418, $8,708, and $6,434, respectively)	113,411	111,873	103,567
Sales and marketing	95,523	82,232	77,136
Engineering and development	16,526	16,635	10,820
General and administrative	35,459	37,948	27,582
Depreciation and amortization	21,214	19,094	16,800
	282,133	267,782	235,905
(Loss)/Income from operations	(2,592)	6,021	17,668
Other Income (Expense):
Interest expense	(7,576)	(5,774)	(3,161)
Other income (expense), net	(416)	(749)	(253)
	(7,992)	(6,523)	(3,414)
(Loss)/Income before income tax benefit/(expense)	(10,584)	(502)	14,254
Income tax benefit/(expense)	10,050	(6,441)	10,270
Net (loss)/income	$(534)	$(6,943)	$24,524
(Loss)/Earning per common share:
Basic	$—	$(0.03)	$0.11
Diluted	$—	$(0.03)	$0.10
Weighted-average common shares outstanding:
Basic	240,527	239,649	233,034
Diluted	240,527	239,649	248,481

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(unaudited)	(unaudited)	(unaudited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$2,750	$28,742	$23,468
Net cash used in investing activities	(10,774)	(358.046)	(6,397)
Net cash provided by (used in) financing activities	20,786	308.342	(25,062)
Capital expenditures and acquisition and development of software assets	(10,774)	(9.861)	(6,397)

	March 31,	December 31,
	2019	2018
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$18,254	$5,057
Restricted cash	1,872	2,047
Accounts receivable, net of allowance	73,375	75,342
Inventory, net of allowance	1,322	1,470
Prepaid expenses and other current assets	34,010	34,130
Deferred customer acquisition costs, current and non-current	54,565	49,636
Property and equipment, net	48,776	49,262
Goodwill	602,301	598,499
Operating lease right of use assets	53,042	—
Software, net	21,001	17,430
Intangible assets, net	287,800	299,911
Deferred tax assets	113,642	102,560
Other assets	25,759	24,144
Total assets	$1,335,719	$1,259,488
Accounts payable and accrued expenses	$129,747	$140,632
Operating lease liabilities, current and non-current	60,891	—
Deferred revenue, current and non-current	53,628	53,447
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	558,265	519,228
Other liabilities	3,046	10,413
Total liabilities	$805,577	$723,720
Total stockholders' equity	$530,142	$535,768

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenues:
Service revenues	$159,345	$149,004	$116,302
Access and product revenues(1)	11,697	12,394	12,531
Service, access and product revenues	171,042	161,398	128,833
USF revenues	8,555	8,601	7,835
Total revenues	$179,597	$169,999	$136,668

Cost of Revenues:
Service cost of revenues(2)	$69,854	$66,179	$52,982
Access and product cost of revenues(1)	13,871	14,790	14,491
Service, access and product cost of revenues	83,725	80,969	67,473
USF revenues	8,555	8,601	7,840
Total cost of revenues	$92,280	$89,570	$75,313

Service margin %	56.2%	55.6%	54.4%
Gross margin % ex-USF (Service, access and product margin %)	51.1%	49.8%	47.6%
Gross margin %	48.6%	47.3%	44.9%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $8,214, $7,462, and $4,973 for the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenues:
Service revenues	$89,000	$92,435	$104,394
Access and product revenues(1)	68	87	91
Service, access and product revenues	89,068	92,522	104,485
USF revenues	10,876	11,282	12,420
Total revenues	$99,944	$103,804	$116,905

Cost of Revenues:
Service cost of revenues(2)	$9,258	$10,389	$14,014
Access and product cost of revenues(1)	997	632	1,794
Service, access and product cost of revenues	10,255	11,021	15,808
USF revenues	10,876	11,282	12,446
Total cost of revenues	$21,131	$22,303	$28,254

Service margin %	89.6%	88.8%	86.6%
Gross margin % ex-USF (Service, access and product margin %)	88.5%	88.1%	84.9%
Gross margin %	78.9%	78.5%	75.8%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,204, $1,246, $1,461 for the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively..

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Service revenue per customer	$408	$392	$328
Business revenue churn	1.2%	1.1%	1.2%
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Average monthly revenues per line	$26.43	$26.32	$26.58
Subscriber lines (at period end)	1,232,857	1,287,649	1,439,669
Customer churn	1.9%	1.8%	1.9%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Income from operations	$(2,592)	$6,021	$17,668
Depreciation and amortization	21,214	19,094	16,800
Amortization of costs to implement cloud computing arrangements	125	—	—
Share-based expense	7,940	9,330	6,709
Acquisition related transaction and integration costs	191	4,704	—
Acquisition related consideration accounted for as compensation	—	—	827
Organizational transformation	4,658	2,030	109
Adjusted OIBDA	31,536	41,179	42,113
Less:
Capital expenditures	(5,277)	(8,345)	(3,250)
Acquisition and development of software assets	(5,497)	(1,516)	(3,147)
Adjusted OIBDA Minus Capex	$20,762	$31,318	$35,716

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net (loss) income	$(534)	$(6,943)	$24,524
Amortization of acquisition - related intangibles	14,179	11,770	8,830
Amortization of costs to implement cloud computing arrangements	125	—	—
Acquisition related transaction and integration costs	191	4,704	—
Acquisition related consideration accounted for as compensation	—	—	827
Organizational transformation	4,658	2,030	109
Tax effect on adjusting items	(4,022)	(370)	(3,301)
Net income excluding adjustments	$14,597	$11,191	$30,989
Earnings (loss) per common share:
Basic	$—	$(0.03)	$0.11
Diluted	$—	$(0.03)	$0.10
Weighted-average common shares outstanding:
Basic	240,527	239,649	233,034
Diluted	240,527	239,649	248,481
Earnings per common share, excluding adjustments:
Basic	$0.06	$0.05	$0.13
Diluted	$0.06	$0.04	$0.12
Weighted-average common shares outstanding:
Basic	240,527	239,649	233,034
Diluted	246,346	249,208	248,481

VONAGE HOLDINGS CORP.
TABLE 5. RECONCILIATION OF BUSINESS SEGMENT - GAAP REVENUES AND SERVICE REVENUES
TO BUSINESS SEGMENT - ADJUSTED REVENUES, ADJUSTED SERVICE REVENUES, ADJUSTED APPLICATION SERVICE REVENUES AND ADJUSTED API PLATFORM SERVICE REVENUES
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018

Business total revenues	$179,597	$169,999	$136,668
Deferred revenue adjustment from acquired companies	2,499	2,173	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	6,102	18,764
Outage credits and significant one-time items	—	1,500	—
Adjusted business total revenues	$182,096	$179,774	$155,432

Business service revenues	$159,345	$149,004	$116,302
Deferred revenue adjustment from acquired companies	2,499	2,173	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	6,083	18,622
Outage credits and significant one-time items	—	1,500	—
Adjusted business service revenues	$161,844	$158,760	$134,924

Business service revenues	$159,345	$149,004	$116,302
Less: API Platform service revenue	59,863	59,831	41,987
Application service revenue	99,482	89,173	74,315
Deferred revenue adjustment from acquired companies	2,499	2,173	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	6,083	16,030
Outage credits and significant one-time items	—	1,500	—
Adjusted application service revenues	$101,981	$98,929	$90,345

Business service revenues	$159,345	$149,004	$116,302
Less: Application service revenue	99,482	89,173	74,315
API Platform service revenue	59,863	59,831	41,987
Revenue from acquired companies prior to acquisition	—	—	2,592
Adjusted API platform service revenues	$59,863	$59,831	$44,579

VONAGE HOLDINGS CORP.
TABLE 6. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net cash provided by operating activities	$2,750	$28,742	$23,468
Less:
Capital expenditures	(5,277)	(8,345)	(3,250)
Acquisition and development of software assets	(5,497)	(1,516)	(3,147)
Free cash flow	$(8,024)	$18,881	$17,071

VONAGE HOLDINGS CORP.
TABLE 7. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2019	2018

Current portion of notes payable	10,000	10,000
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	548,265	509,228
Unamortized debt related costs	735	772
Gross debt	559,000	520,000
Less:
Unrestricted cash	18,254	5,057
Net debt	$540,746	$514,943

About Vonage
Vonage is redefining business communications, helping enterprises use fully-integrated unified communications, contact center, and programmable communications solutions via Nexmo, the Vonage API Platform, to improve how business gets done. True to our roots as a technology disruptor, we’ve embraced technology to transform how companies connect, collaborate and communicate to create better business outcomes. Vonage’s fully-integrated cloud communications platform built on a microservices-based architecture enables businesses to collaborate more productively and engage their customers more effectively across all channels, including messaging, chat, social media, video and voice.
Vonage Holdings Corp. is headquartered in Holmdel, New Jersey, with offices throughout the United States, Europe, the Middle East and Asia. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, adjusted business total revenue, adjusted business service revenue, constant currency, net debt (cash), and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Constant Currency
Vonage reviews its results of operations on both an as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported results.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Adjusted business total revenue and Adjusted business service revenue
Vonage defines adjusted business total revenue and adjusted business service revenues as business segment revenue and business segment service revenues to give effect for acquisition-related activities and other one-time items.

The Company does not reconcile its forward-looking adjusted business total revenue and adjusted business service revenue to the corresponding GAAP measures due to the significant variability and difficulty in making accurate forecasts with respect to the various acquisition-related and one-time events that we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, financing activity, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of business services; risks associated with legislative, regulatory or judicial actions regarding our business products; risks associated with operating abroad; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; liability under anti-corruption laws or from governmental export controls or economic sanctions; our dependence on our customers' unimpeded access to broadband connections; foreign currency exchange risk; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
(vg-f)